UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date

December 13, 2021

(Date of earliest event reported)

TELKONET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

(Address of Principal Executive Offices)

414.302.2299

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

Effective as of December 13, 2021, Telkonet, Inc. (the “Company” and “Borrower”) entered into a Thirteenth Amendment to the Loan and Security Agreement (the “Amendment”) with Heritage Bank of Commerce, a California state chartered bank (the “Bank”). The Company and the Bank are parties to a certain Loan and Security Agreement (the “Loan Agreement”) dated as of September 30, 2014 referenced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2014.

The Amendment reduces the credit extension amount to $1,000,000, reduces unrestricted cash maintained in Borrower’s accounts at Bank to be at least $1,000,000 and extends the revolving maturity date to March 31, 2022, unless earlier accelerated under the terms of the Loan Agreement.

The foregoing description of the Amendment is not complete and is in all respects subject to the actual provisions of the Amendment, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibit.

Exhibit No.	Description

10.1	Thirteenth Amendment to Loan and Security Agreement entered into as of December 13, 2021, by and among Telkonet, Inc. and Heritage Bank of Commerce.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2021	TELKONET, INC.

By: /s/ Jason L. Tienor
Jason L. Tienor Chief Executive Officer

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